[GRAPHIC OMITTED][GRAPHIC OMITTED]


MEDIA/INVESTORS CONTACT:
Jonathan Fassberg
The Trout Group
(212) 477-9007
jfassberg@troutgroup.com


           CYTOGEN CORPORATION ANNOUNCES PRELIMINARY FINANCIAL RESULTS
                      FOR THE YEAR ENDED DECEMBER 31, 2005

PRINCETON, N.J., (JANUARY 9, 2006) -- Cytogen Corporation (Nasdaq: CYTO) today reported its preliminary financial results for the year ended December 31, 2005.

During the fourth quarter of 2005, Cytogen recorded total product sales of approximately $4.2 million compared to $3.7 million for the same period in 2004 and $3.5 million for the third quarter of 2005, representing 13% revenue growth year-over-year and 20% sequential growth from the third quarter of 2005. Total product sales for the year ended December 31, 2005 were approximately $15.8 million compared to $14.5 million for the year ended December 31, 2004, representing an increase of 9% over the prior year.

For the year ended December 31, 2005, average gross margin is expected to be approximately 40%. Selling, general and administrative expenses are expected to be approximately $25 to $30 million. Total internal and external joint venture research and development expenses are expected to be approximately $10 million.

At December 31, 2005, Cytogen had approximately $30.0 million in cash, cash equivalents and short-term investments compared to $35.8 million as of December 31, 2004. The December 31, 2005 cash position included the receipt of approximately $13.3 million in gross proceeds from the sale of common stock and warrants in December 2005.

"We believe Cytogen now has the resources to advance its clinical development programs and leverage the benefits of the sales and marketing team built in 2005 to increase product sales," said Michael D. Becker, Cytogen's president and chief executive officer.

Cytogen will report final fourth quarter and full year financial results on Thursday, February 23, 2006 before the financial markets open. The announcement will be followed by a conference call with the investment community at 9:00 a.m. EST.

ABOUT CYTOGEN CORPORATION
-------------------------

Founded in 1980, Cytogen Corporation of Princeton, NJ is a product-driven biopharmaceutical company that acquires, develops and commercializes innovative molecules targeting the sites and stages of cancer progression. Cytogen's marketed products include QUADRAMET(R) (samarium Sm-153 lexidronam injection) and PROSTASCINT(R) (capromab pendetide) kit for the preparation of Indium In-111 capromab pendetide in the United States. Cytogen also has exclusive United States marketing rights to COMBIDEX(R) (ferumoxtran-10) for all applications, and the exclusive right to market and sell ferumoxytol (previously Code 7228) for oncology applications in the United States. Cytogen's development pipeline consists of therapeutics targeting prostate-specific membrane antigen (PSMA), a protein highly expressed on the surface of prostate cancer cells and the neovasculature of solid tumors. Full prescribing information for the Company's products is available at http://www.cytogen.com or by calling 1-800-833-3533. For more information, please visit the Company's website at http://www.cytogen.com, which is not part of this press release.

This press release contains certain "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this press release regarding our strategy, future operations, financial position, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. Such forward-looking statements involve a number of risks and uncertainties and investors are cautioned not to put any undue reliance on any forward-looking statement. There are a number of important factors that could cause Cytogen's results to differ materially from those indicated by such forward-looking statements. In particular, Cytogen's business is subject to a number of significant risks, which include, but are not limited to: the risk of obtaining the necessary regulatory approvals; the risk of whether products result from development activities; the risk of shifts in the regulatory environment affecting sales of Cytogen's products such as third-party payor reimbursement issues; the risk associated with Cytogen's dependence on its partners for development of certain projects, as well as other factors expressed from time to time in Cytogen's periodic filings with the Securities and Exchange Commission (the "SEC"). As a result, this press release should be read in conjunction with Cytogen's periodic filings with the SEC. The forward-looking statements contained herein are made only as of the date of this press release, and Cytogen undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

                                       ###